Exhibit 99.3

TORNIER N.V.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are based on the historical financial statements of Tornier N.V. (“Tornier”) and OrthoHelix Surgical Designs Inc. (“OrthoHelix”) after giving effect to Tornier’s acquisition of OrthoHelix (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. The effective date of the Acquisition was October 4, 2012.

The unaudited pro forma combined balance sheet as of September 30, 2012 is presented as if the Acquisition occurred on September 30, 2012. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2012 is presented as if the Acquisition had taken place on January 2, 2012. The unaudited pro forma combined statement of operations for the year ended January 1, 2012 is presented as if the Acquisition had taken place on January 3, 2011.

The preliminary allocation of the purchase price used in the unaudited pro forma combined financial statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. Tornier’s estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as Tornier finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill.

The unaudited pro forma combined financial statements are not intended to represent or be indicative of the results of operations or financial position of Tornier that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Tornier. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating efficiencies and cost savings that Tornier may achieve with respect to the combined companies. The unaudited pro forma combined financial statements and notes thereto should be read in conjunction with the historical financial statements of Tornier included in the annual report on Form 10-K for the year ended January 1, 2012 filed with the SEC on March 6, 2012, and in conjunction with the subsequent quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2012 filed with the SEC on November 9, 2012, and in conjunction with the historical financial statements of OrthoHelix included in exhibits 99.1 and 99.2 of this Form 8-K/A.

Tornier N.V.

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2012

($’s in thousands, except per share data)

	Historical Results		Pro forma adjustments			Pro forma
	Tornier	OrthoHelix	(Note 4)			Combined
Assets
Current assets:
Cash and cash equivalents	58,499	1,303	(28,401)	(A)		31,401
Accounts receivable	42,704	4,230	—			46,934
Inventories	81,368	2,982	9,728	(B)		94,078
Income taxes receivable	—	—	—			—
Deferred income taxes	620	—	—			620
Prepaid taxes	13,282	—	—			13,282
Prepaid expenses	3,428	296	—			3,724
Other current assets	4,473	—	—			4,473

Total current assets	204,374	8,811	(18,673)			194,512

Instruments, net	48,528	—	3,410	(B)		51,938
Property, plant and equipment, net	35,893	8,217	(7,663)	(B)		36,447
Goodwill	132,459	—	105,848	(C)		238,307
Intangible assets, net	93,341	686	39,914	(D)		133,941
Deferred income taxes	69	—	—			69
Other assets	2,079	66	—			2,145

Total assets	516,743	17,780	122,836			657,359

Liabilities and Shareholders’ Equity
Current liabilities:						—
Short-term borrowings and current portion of long-term debt	25,966	2,345	(25,764)	(G)		2,547
Accounts payable	10,044	1,683	—			11,727
Accrued liabilities	38,339	2,805	—			41,144
Income taxes payable	590	—	—			590
Deferred income taxes	45	—	—	(F)		45

Total current liabilities	74,984	6,833	(25,764)			56,053

Other long-term debt	21,084	2,182	92,836	(G)		116,102
Deferred income taxes	18,471	—	1,300	(F)		19,771
Other non-current liabilities	5,545	—	14,200	(E)		19,745

Total liabilities	120,084	9,015	82,572			211,671

Shareholders’ equity:						—
Ordinary shares, €0.03 par value; authorized 175,000,000; issued and outstanding 39,747,793 at September 30, 2012	1,579	4	71			1,654
Preferred Stock	—	13	(13)			—
Additional paid-in capital	620,746	22,717	15,237			658,700
Accumulated deficit	(230,929)	(13,969)	24,969			(219,929)
Accumulated other comprehensive (loss) income	5,263	—	—			5,263

Total shareholders’ equity	396,659	8,765	40,264	(H	)	445,688

Total liabilities and shareholders’ equity	516,743	17,780	122,836			657,359

See accompanying notes to unaudited pro forma combined financial statements.

Tornier N.V.

Unaudited Pro Forma Combined Statement of Operations

For the Nine-Months Ended September 30, 2012

(in thousands, except per share data)

	Historical Results		Pro forma adjustments			Pro forma
	Tornier	OrthoHelix	(Note 4)			Combined
Revenue	$198,487	$20,531	$—			$219,018
Cost of goods sold	54,944	5,288	2,947	(I	)	63,179

Gross profit	143,543	15,243	(2,947)			155,839
Operating expenses:
Selling, general and administrative	124,157	14,592	1,298	(I	)	140,047
Research and development	16,329	1,613	(179)	(I	)	17,763
Amortization of intangible assets	8,013	—	3,062	(D	)	11,075
Special charges	9,413	—	—			9,413

Total operating expenses	157,912	16,205	4,181			178,298

Operating loss	(14,369)	(962)	(7,128)			(22,459)
Other income (expense):
Interest income	304	—	(153)	(I	)	151
Interest (expense)	(1,430)	(143)	(3,145)	(I	)	(4,718)
Foreign currency transaction gain (loss)	(195)	—	—			(195)
Other income (expense), net	54	361	55	(I	)	470

Loss before income taxes	$(15,636)	$(744)	$(10,371)			$(26,751)
Income tax (expense)benefit	(1,305)	—	—			(1,305)

Consolidated net loss	$(16,941)	$(744)	$(10,371)			$(28,056)

Net loss per share:
Basic and diluted	$(0.43)					$(0.68)
Weighted average shares outstanding:
Basic and diluted	39,537					41,478

See accompanying notes to unaudited pro forma combined financial statements.

Tornier N.V.

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended January 1, 2012

(in thousands, except per share data)

	Historical Results		Pro forma adjustments			Pro forma
	Tornier	OrthoHelix	(Note 4)			Combined
Revenue	$261,191	$22,179	$—			$283,370
Cost of goods sold	74,882	5,808	4,241	(I	)	84,931

Gross profit	186,309	16,371	(4,241)			198,439
Operating expenses:
Selling, general and administrative	161,448	14,540	1,504	(I	)	177,492
Research and development	19,839	1,963	(184)	(I	)	21,618
Amortization of intangible assets	11,282	—	4,083	(D	)	15,365
Special charges	892	—	—			892

Total operating expenses	193,461	16,503	5,403			215,367

Operating loss	(7,152)	(132)	(9,644)			(16,928)
Other income (expense):
Interest income	550	—	(393)	(I	)	157
Interest expense	(4,326)	(104)	(2,995)	(I	)	(7,425)
Foreign currency transaction gain (loss)	193	—	—			193
Loss on extinguishment of debt	(29,475)	—	—			(29,475)
Other non-operating income (expense), net	1,330	446	123	(I	)	1,899

Income (Loss) before income taxes	$(38,880)	$210	$(12,909)			$(51,579)
Income tax benefit	8,424	—	—			8,424

Consolidated net loss	$(30,456)	$210	$(12,909)			$(43,155)

Net loss per share:
Basic and diluted	$(0.80)					$(1.07)
Weighted average shares outstanding:
Basic and diluted	38,227					40,168

See accompanying notes to unaudited pro forma combined financial statements.

TORNIER N.V.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of September 30, 2012, and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2012 and for the year ended January 1, 2012 are based on the historical financial statements of Tornier N.V., a public company with limited liability and incorporated under Dutch law (“Tornier”), and OrthoHelix Surgical Designs, Inc., a Delaware Corporation (“OrthoHelix”), after giving effect to Tornier’s acquisition of OrthoHelix(“the Acquisition”) and the assumptions and adjustments described in the notes herein.

The unaudited pro forma combined balance sheet as of September 30, 2012 is presented as if the Acquisition occurred on September 30, 2012. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2012 is presented as if the Acquisition had taken place on January 2, 2012. The unaudited pro forma combined statement of operations for the year ended January 1, 2012 is presented as if the Acquisition had taken place on January 3, 2011.

The preliminary allocation of the purchase price used in the unaudited pro forma combined financial statements is based upon preliminary estimates. The preliminary estimated fair values of certain assets and liabilities have been determined with the assistance of a third-party valuation firm and such firm’s preliminary work. Tornier’s estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as Tornier finalizes the valuations of certain tangible and intangible assets acquired and liabilities assumed in connection with the Acquisition. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill.

The unaudited pro forma combined financial statements are not intended to represent or be indicative of the results of operations or financial position of Tornier that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Tornier. The unaudited pro forma financial statements, including the notes thereto, do not reflect any potential operating efficiencies and cost savings that Tornier may achieve with respect to the combined companies. The unaudited pro forma combined financial statements and notes thereto should be read in conjunction with the historical financial statements of Tornier included in the annual report on Form 10-K for the year ended January 1, 2012 filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2012, and in conjunction with the subsequent quarterly report on Form 10-Q for the fiscal quarter and nine-month period ended September 30, 2012 filed with the SEC on November 9, 2012, and in conjunction with the historical financial statements of OrthoHelix included in exhibits 99.1 and 99.2 of this Form 8-K/A.

Note 2. OrthoHelix Acquisition

Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 23, 2012, among Tornier, Oscar Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Tornier (“Merger Sub”), OrthoHelix and MCPF GP Holdings, Inc., solely in its capacity as representative of OrthoHelix’s equity holders (the “Representative”), Merger Sub merged with and into OrthoHelix with OrthoHelix remaining as the surviving company and a wholly owned subsidiary of Tornier (the “Merger”).

All options to acquire shares of OrthoHelix capital stock were terminated in connection with the Merger and the holders thereof were paid the merger consideration that would have been payable to such holders had they exercised their options in full immediately prior to the effective time of the Merger, less the applicable exercise price of such options.

Tornier’s acquisition of OrthoHelix has been accounted for as a business combination, and assets acquired and liabilities assumed were recorded at their estimated fair values as of October 4, 2012. Goodwill as of the acquisition date is measured as the excess of consideration transferred, which is also generally measured at fair value or the net acquisition date fair values of the assets acquired and the liabilities assumed. Total consideration transferred was $152.2 million and consisted of the preliminary purchase price of $138.5 million, consisting of $100.0 million cash and 1,941,270 of Tornier ordinary shares (at a closing stock price on October 4, 2012 of $19.59), and $14.2 million related to the fair value of potential additional earn-out payments of up to $20.0 million based upon Tornier’s consolidated sales of lower extremity joints and trauma products during fiscal years 2013 and 2014. The preliminary purchase price is summarized in the table below (in thousands):

Cash paid for the outstanding stock of OrthoHelix	$100,000
Stock issuance for the outstanding stock of OrthoHelix	38,029
Fair value of earn-out liability	14,200

Total preliminary purchase price	$152,229

The estimated preliminary fair value of intangible assets acquired consisted of the following (in thousands):

Developed technology	$35,500
Trademarks/trade names	1,500
IPR&D	3,500
Non-compete agreements	100

Total preliminary purchase price	$40,600

The preliminary estimated fair value of the intangible assets acquired was determined based on a third-party valuation. Tornier used an income approach to measure the fair value of the developed technology and in-process research and development based on the multi-period excess earnings method, whereby the fair value is estimated based upon the present value of cash flows that the applicable asset is expected to generate. Tornier used an income approach to measure the fair value of the trademarks based upon the relief from royalty method, whereby the fair value is estimated based upon discounting the royalty savings as well as any tax benefits related to ownership to a present value. Tornier used an income approach to measure the fair value of non-compete agreements, based on the incremental income method, whereby value is estimated by discounting the cash flow differential as well as any tax benefits related to ownership to a present value. These fair value measurements were based on significant inputs not observable in the market and thus represent Level 3 measurements under the fair value hierarchy.

The preliminary estimated fair value of the earn-out liability was determined based on a third-party valuation. Tornier used the discounted cash flow method to measure the fair value whereby the fair value is determined based on the present value of the expected cash flows. The fair value measurement was based on significant inputs not observable in the market and thus represents a Level 3 measurement under the fair value hierarchy.

Inventory is measured at fair value and is determined to be a market participant’s selling price adjusted for the cost to sell and a reasonable profit allowance for the selling effort of the acquiring entity. A net deferred tax liability of $12.3 million was established as a result of the book versus tax differences attributable to the identifiable intangible assets, inventory step-up, OrthoHelix net operating losses and other deferred tax items, and contingent consideration. It is expected that the establishment of this net deferred tax liability in the Acquisition will result in a $11.0 million reversal of existing Tornier valuation allowance subsequent to the Acquisition. All remaining net tangible assets were valued at their respective carrying amounts, as Tornier believes that these amounts approximate their current fair values. The total purchase consideration has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the acquisition date. The purchase price allocation is preliminary and subject to revision as more information becomes available but will not be revised beyond twelve months after the acquisition date. The primary areas of the purchase price allocation which are not yet finalized relate to identifiable intangible assets and goodwill. Based upon a preliminary valuation, the total preliminary purchase price was allocated as follows (in thousands):

Goodwill	$105,848
Identifiable intangible assets	40,600
Deferred tax liabilities	(12,300)
Fair value of earn-out liability	(14,200)
Net tangible assets	32,281

Total preliminary purchase price	$152,229

Acquisition-related expenses incurred, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Credit Agreement

Concurrent with the acquisition of OrthoHelix and to finance the transaction, on October 4, 2012, Tornier, and its U.S. operating subsidiary, Tornier, Inc., entered into a credit agreement with Bank of America, N.A., as Administrative Agent, SG Americas Securities, LLC, as Syndication Agent, BMO Capital Markets and JP Morgan Chase Bank, N.A., as co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SG Americas Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, and the other lenders party thereto. The credit agreement provides for an aggregate credit commitment to Tornier USA, as borrower, of $145 million, consisting of: (1) a senior secured term loan facility to Tornier USA denominated in dollars in an aggregate principal amount of up to $75 million; (2) a senior secured term loan facility to Tornier USA denominated in euros in an aggregate principal amount of up to the U.S. dollar equivalent of $40 million; (3) a senior secured revolving credit facility to Tornier USA denominated at the election of Tornier USA, in U.S. dollars, euros, pounds, sterling and yen in an aggregate principal amount of up to the U.S. dollar equivalent of $30 million. Funds available under the revolving credit facility may be used for general corporate purposes. The borrowings under the credit facility were used at the closing of the acquisition of OrthoHelix described above to pay the consideration for such acquisition, and such fees, costs and expenses incurred in connection with the acquisition and the credit agreement and to repay prior existing indebtedness of the Company and its subsidiaries. The pro forma adjustments on the combined statements of operations include the impact to interest expense had the debt been outstanding as of beginning of each period (See note 4(G)). The credit agreement contains customary covenants, including financial covenants which require the Company to maintain minimum interest coverage, annual capex limits and maximum total net leverage ratios, and customary events of default. The obligations under the credit agreement are guaranteed by the Company, Tornier USA and certain other specified subsidiaries of the Company, and subject to certain exceptions, are secured by a first priority security interest in substantially all of the assets of the Company and certain specified existing and future subsidiaries of the Company.

Note 4. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma combined balance sheet:

(A)	To record the following adjustments to cash (in thousands):

Cash acquired through new term loan agreements (net of underwriting fees)	$109,972
Cash paid to OrthoHelix shareholders	(100,000)
Cash paid to retire pre-existing debt of Tornier	(38,373)

Total adjustments to cash	$(28,401)

(B)	To record the reclassification of OrthoHelix inventory and instruments from fixed assets in order to comply with Tornier’s accounting policies and to record the preliminary inventory step-up related to acquired inventory.

Reclassification of inventory from property, plant and equipment	$(4,253)
Reclassification of instruments from property, plant and equipment	(3,410)

Total adjustments to property, plant and equipment	$(7,663)

Reclassification from property, plant and equipment to inventory	$4,253
To record preliminary inventory step-up related to acquired inventory	5,475

Total adjustments to inventory	$9,728

(C)	To record the preliminary fair value of goodwill related to the Acquisition, including the impact of recording a $14.2 million liability for the fair value of the contingent consideration and of an adjustment for $12.3 million to record a net liability for the book versus tax differences attributable to the identifiable intangible assets, inventory step-up, contingent consideration liability, and net operating losses of OrthoHelix.

(D)	To record the preliminary fair value of intangible assets related to the Acquisition.

The following table summarizes the preliminary fair value of the intangible assets acquired and the related amortization expense for the nine months ended September 30, 2012 and for the year ended January 1, 2012 (in thousands):

	Preliminary Fair Value	Write-off of OrthoHelix Intellectual Property	Total pro forma adjustments to intangible assets	Nine Months Ended September 30, 2012	Year Ended January 1, 2012	Amortization Period (years)
Developed technology	$35,500	$(686)	34,814	$2,662	$3,550	10
In-process research and development	3,500		3,500	—	—	—
Trademarks/tradenames	1,500		1,500	375	500	3
Non-compete agreements	100		100	25	33	3

Total	$40,600	$(686)	39,914	$3,062	$4,083

*	Pro forma amortization expense is calculated using the straight-line method.

(E)	To record the preliminary fair value of the contingent consideration.

(F)	To record a net deferred tax liability of $12.3 million, categorized as short-term and long-term as appropriate, for the book versus tax basis differences attributable to the identifiable intangible assets, inventory step-up, contingent consideration liability, and net operating losses and other deferred tax items of OrthoHelix. The establishment of the net deferred tax liability as a result of the Acquisition will subsequently result in the reversal of existing Tornier valuation allowance of $11.0 million, thus, the total pro forma deferred tax adjustment is a net long-term liability of $1.3 million.

(G)	To record the following adjustments to short-term and long-term debt as a result of the Acquisition and as a result of the new term loans, the proceeds of which were used to finance the Acquisition and pay off existing Tornier indebtedness.

Elimination of OrthoHelix short-term debt	$(2,345)
Pay-off of certain Tornier short-term indebtedness	(24,568)
New term loans, short-term portion (see Note 3)	1,149

Total adjustments to short-term debt	$(25,764)

Elimination of OrthoHelix long-term debt	$(2,182)
Pay-off of certain Tornier long-term indebtedness	(13,805)
New term loans, long-term portion (net of debt issuance costs) (see Note 3)	108,823

Total adjustments to long-term debt	$92,836

(H)	To record the following adjustments to shareholders’ equity as a result of the Acquisition.

Elimination of historical shareholders’ equity of OrthoHelix	$(8,765)
To record reversal of Tornier valuation allowance related to deferred tax liabilities (see Note 4 (F))	11,000
To record the equity portion of the acquisition consideration	38,029

Total adjustments to shareholders’ equity	$40,264

The following pro forma adjustments are included in the unaudited pro forma combined statements of operations:

(I)	To record the following reclassifications to the OrthoHelix statement of operations in order to comply with Tornier’s accounting policies and to recognize the pro forma effect of the inventory step-up related to acquired inventory (in thousands).

	Nine Months Ended September 30, 2012	Year Ended January 1, 2012
Adjustments to Cost of Goods Sold
Royalty expenses	$(525)	$(569)
Depreciation expense related to instruments	(635)	(665)
Amortization of inventory step-up related to acquired inventory	4,107	5,475

Total adjustments to Cost of Goods Sold	$2,947	$4,241

Adjustments to Selling, General and Administrative Expenses
Royalty expenses	$525	$569
Depreciation expense related to instruments	635	665
Sales tax expense	55	123
Credit card fees	(129)	(111)
Intellectual property expense	212	258

Total adjustments to Selling, General and Administrative Expenses	$1,298	$1,504

Adjustments to R&D Expense
Intellectual property amortization expense	$(179)	$(184)

Total adjustments to R&D Expense	$(179)	$(184)

Adjustments to Other Income (Expense)
Sales tax expense	$55	$123

Total adjustments to Other Income (Expense)	$55	$123
Adjustments to Interest Income
Reduction of interest income related to lower cash balances due to Acquisition	$(153)	$(393)

Total adjustments to Interest Income	$(153)	$(393)

Adjustments to Interest Expense
Interest expense related to new term loans (see Note 3)	$3,950	$5,267
Reduction of interest expense due to payoff of prior Tornier indebtedness	(791)	(2,279)
Reduction of interest expenses due to payoff of prior OrthoHelix indebtedness	(143)	(104)
Credit card fees	129	111

Total adjustments to Interest Expense	$3,145	$2,995

Note 4. Pro Forma Net Income (Loss) Per Share Attributable to Common Shareholders

The basic and diluted pro forma consolidated net income (loss) per share is based on the weighted average number of shares of Tornier outstanding and adjusted as applicable for the additional 1,941,270 shares issued in connection with the Acquisition, assuming the shares had been issued at the beginning of each period presented.